JOINT FILER INFORMATION

NAME: DANIEL B. ZWIRN

ADDRESS:   c/o D.B. Zwirn & Co., L.P.
           745 Fifth Avenue, 18th Floor
           New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Fortissimo Acquisition Corp. (FSMO)

DATE OF EVENT REQUIRING STATEMENT: November 26, 2007

                             JOINT FILER INFORMATION

NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

ADDRESS:     c/o Goldman Sachs (Cayman) Trust, Limited
             P.O. Box 896
             George Town
             Harbour Centre, 2nd Floor
             Grand Cayman, Cayman Islands
             British West Indies

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Fortissimo Acquisition Corp. (FSMO)

DATE OF EVENT REQUIRING STATEMENT: November 26, 2007

                             JOINT FILER INFORMATION

NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

ADDRESS:   c/o D.B. Zwirn & Co., L.P.
           745 Fifth Avenue, 18th Floor
           New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Fortissimo Acquisition Corp. (FSMO)

DATE OF EVENT REQUIRING STATEMENT: November 26, 2007

                             JOINT FILER INFORMATION

NAME: ZWIRN HOLDINGS, LLC

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Fortissimo Acquisition Corp. (FSMO)

DATE OF EVENT REQUIRING STATEMENT: November 26, 2007

                             JOINT FILER INFORMATION

NAME: DBZ GP, LLC

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: Fortissimo Acquisition Corp. (FSMO)

DATE OF EVENT REQUIRING STATEMENT: November 26, 2007